EXHIBIT 21.1

                                  EXHIBIT 21.1

                          PRE-PAID LEGAL SERVICES, INC.
                           Subsidiaries of Registrant



                                                                  Percentage of
                                                 State of         Ownership by
            Name of Subsidiary                Incorporation         Registrant
            ------------------                --------------      -------------

Pre-Paid Legal Casualty, Inc.                    Oklahoma              100%

American Legal Services, Inc.                    Oklahoma              100%

Pre-Paid Legal Services, Inc. of Florida         Oklahoma              100%

C & A Investments, Inc.                          Oklahoma              100%

Pre-Paid Legal Administrators, Inc.              Oklahoma              100%

Justice 900, Inc.                                Oklahoma              100%

Legal Service Plans of Virginia, Inc.            Virginia              100%